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DIODES INCORPORATED

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Diodes Incorporated to Hold Annual Meeting of Stockholders and
Preside Over NASDAQ Opening Bell Ceremony on
May 24, 2010
Dallas, Texas — April 14, 2010 — Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, today announced that it will hold its Annual Meeting of Stockholders on Monday, May 24, 2010 at 10:30 a.m. (Eastern Time) after presiding over the NASDAQ Opening Bell Ceremony at 9:30 a.m. (Eastern Time) at the NASDAQ MarketSite. The Annual Meeting will be conducted at the Doubletree Guest Suites Times Square located at 1568 Broadway, New York, New York in the Off Broadway room. Diodes’ President and Chief Executive Officer, Dr. Keh-Shew Lu, and Chief Financial Officer, Richard D. White, will chair the meeting and provide a brief presentation.
In accordance with the United States Securities and Exchange Commission’s Notice and Access rule, on April 13, 2010, Diodes mailed the “Notice of Internet Availability of Proxy Materials” to its stockholders based on a record date of March 31, 2010 and furnished proxy materials via the Internet. Diodes will provide a printed set of proxy materials by mail to any stockholder upon request. Stockholders may obtain hard copies of Diodes’ proxy materials free of charge by following the instructions provided on its website at http://investor.diodes.com under “Proxy Materials & Annual Reports” or in the “Notice of Internet Availability of Proxy Materials.”
About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, amplifiers and comparators, Hall-effect sensors and temperature sensors, power management devices including LED drivers, DC-DC switching regulators, linear voltage regulators and voltage references along with special function devices including USB power switches, load switches, voltage supervisors, and motor controllers. The Company’s corporate headquarters and logistics office are located in Dallas, Texas. A sales, marketing, and engineering office is located in Westlake Village, California. Design centers are located in Dallas; San Jose, California; Taipei,

Taiwan; Manchester, England; and Neuhaus, Germany. The Company’s wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with two manufacturing facilities located in Shanghai, China, another in Neuhaus, and a joint venture facility located in Chengdu, China. Additional engineering, sales, warehouse, and logistics offices are located in Taipei; Hong Kong; Manchester; and Munich, Germany; with support offices located throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.
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Company Contact:	Investor Relations Contact:
Diodes Incorporated Carl Wertz VP, Finance and Investor Relations P: 805-446-4800 E: carl_wertz@diodes.com	Shelton Group Leanne K. Sievers EVP, Investor Relations P: 949-224-3874 E: lsievers@sheltongroup.com